UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 25, 2008, Regency Energy Partners LP (the “Partnership”) entered into two privately negotiated Common Unit Purchase Agreements (collectively, the “Purchase Agreements”) with Regency LP Acquirer, L.P., Jennison Utility Fund, a series of the Jennison Sector Funds, Inc., Jennison Equity Income Fund, a series of the Strategic Partners Mutual Funds, Inc., KA First Reserve, LLC, Kayne Anderson Energy Total Return Fund, Inc., Lehman Brothers MLP Opportunity Fund, L.P., William Herbert Hunt Trust Estate, RCH Energy MLP Fund, L.P., RCH Energy Opportunity Fund II, L.P., RCH Energy Opportunity Fund III, L.P., Swank MLP Convergence Fund, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing MLP Total Return Fund, Bel Air MLP Energy Infrastructure Fund, LP and Neuberger Berman, LLC (collectively, the “Purchasers”) to issue and sell an aggregate of approximately 9,020,909 million common units representing limited partner interests of the Partnership (the “Common Units”) for an aggregate purchase price of approximately $200 million (the “Offering”). The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-141809), which was declared effective by the Securities and Exchange Commission on July 23, 2007. The Offering is expected to close on August 1, 2008.

     The purchase price was negotiated by the Partnership and the Purchasers in an arms-length negotiation based on the market price of the Common Units.  Net proceeds to the Partnership from the Offering, including the general partner’s proportionate capital contribution and expenses associated with the sale, are expected to be approximately $204 million. The Purchase Agreements were entered into primarily to repay indebtedness under the Partnership’s revolving credit agreement and to fund growth capital expenditures.

     Each of the Purchasers, other than Neuberger Berman, LLC, has agreed not to sell or otherwise transfer the purchased Common Units for a period of 90 days after the closing of the Offering.

     The description of the Purchase Agreements above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

     On July 25, 2008, the Partnership issued a press release announcing that it had entered into the Purchase Agreements with the Purchasers. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

Exhibit 10.1	Common Unit Purchase Agreement dated as of July 25, 2008 by and among Regency Energy Partners LP and each of the Purchasers set forth on Schedule A thereto.

Exhibit 10.2	Common Unit Purchase Agreement dated as of July 25, 2008 by and among Regency Energy Partners LP and Neuberger Berman, LLC.

Exhibit 99.1	Regency Energy Partners LP Press Release dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Dan A. Fleckman
Dan A. Fleckman
Executive Vice President and Chief Legal Officer

July 25, 2008